Exhibit 99.1

Contact:  Dave Farmer

                508-293-7206

                farmer_dave@emc.com

EMC REPORTS RECORD SECOND-QUARTER REVENUE; QUARTERLY PROFIT MORE THAN DOUBLES

Second-Quarter Highlights

•	Record second-quarter consolidated revenue up 24% year over year

•	GAAP net income up 108% year over year

•	Record second-quarter non-GAAP net income up 66% year over year

•	All-time record year-to-date operating cash flow and free cash flow

•	Strong year-over-year increase in gross and operating margins

HOPKINTON, Mass. – July 21, 2010 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported record financial results for the second quarter of 2010. Consistently strong execution across the business and healthy customer demand across all geographies contributed to EMC achieving its third consecutive quarter of record revenue and reporting net income that more than doubled on a year-over-year basis.

For the second quarter, consolidated revenue was $4.02 billion, an increase of 24% compared with the year-ago quarter; GAAP net income attributable to EMC increased 108% year over year to $426 million; and GAAP diluted earnings per share were $0.20, up 100% year over year. Non-GAAP1 net income attributable to EMC for the second quarter was $596 million, an increase of 66% compared with the year-ago quarter, and non-GAAP1 earnings per diluted share were $0.28, an increase of 56% year over year.

During the quarter, EMC expanded gross and operating margins substantially on a year-over-year basis. The company achieved all-time record year-to-date operating cash flow and free cash flow of $2.1 billion and $1.6 billion, which grew 44% and 47%, respectively, compared with the year-ago period. The company completed the quarter with $10.3 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “The strength and demand that we saw during the quarter is testament to the value our customers see in our information infrastructure and virtual infrastructure solutions and the massive opportunity before us. The IT industry is in the midst of a major transformation to cloud computing and, ultimately, to a more agile way to consume and deliver IT. Never in our history have we had a stronger team, more compelling vision, or more innovative set of technologies, services, and partnerships. As a result, EMC is in an excellent position to lead this dramatic shift in IT and provide our customers with a clear path forward on their journey to the cloud.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “For the second consecutive quarter, EMC once again turned a ‘triple play’ by gaining market share while investing for the future and increasing profitability. With this, we also expanded gross and operating margins and generated all-time record year-to-date operating and free cash flow. Moving forward, we remain confident that we have the right business and operating model to continue delivering annual double-digit revenue and earnings growth over the long term.”

Second-Quarter Highlights

Second-quarter revenue highlights included strong customer demand and double-digit revenue growth for the market-leading high-end EMC Symmetrix storage product portfolio, which increased 32% compared with the year-ago quarter, and EMC’s mid-tier storage product portfolio2, which grew revenue 33% year over year. Within EMC’s fast-growing Backup and Recovery Systems Division (BRS), the combined second-quarter revenue run rate for EMC Data Domain and Avamar backup solutions exceeded the billion-dollar revenue run rate the company reported in the first quarter of 2010. VMware (NYSE: VMW), which is majority-owned by EMC, contributed second-quarter revenue of $673 million, increasing 48% compared with the year-ago quarter. Additional second-quarter highlights included strong customer demand for EMC’s RSA information security solutions, which grew revenue 18% year over year, and the company’s broad portfolio of consulting and professional services.

EMC consolidated second-quarter revenue from the United States reached $2.1 billion, an increase of 28% year over year, representing 53% of consolidated second-quarter revenue. Revenue from EMC’s business operations outside of the United States reached $1.9 billion, an increase of 19% year over year, representing 47% of consolidated second-quarter revenue. Within this, revenue increased 18%, 20% and 22% year over year, respectively, in EMC’s Europe, Middle East and Africa (EMEA); Asia Pacific and Japan (APJ); and Latin America regions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2010 financial results set forth in prior EMC news releases.

All dollar amounts and percentages set forth below should be considered to be approximations.

The following statements regarding 2010 financial results have been revised from the statements disclosed by EMC on April 21, 2010:

•

For 2010, EMC expects to exceed its previous outlook of $16.5 billion in revenue, $0.84 in consolidated GAAP diluted earnings per share, and $1.18 in consolidated non-GAAP diluted earnings per share, which excludes the impact of restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization.

•

For 2010, consolidated restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization are expected to be $0.02, $0.23 and $0.09 per diluted share, respectively.

•

2010 GAAP and non-GAAP research and development (“R&D”) expense is expected to increase between 18% and 19% over 2009. Excluded from the increase in non-GAAP R&D expense is stock-based compensation expense of $46 million and intangible asset amortization of $10 million.

•

GAAP operating income is expected to be 14% to 15% of revenues for 2010, and non-GAAP operating income is expected to be 20% to 21% of revenues for 2010. Excluded from non-GAAP operating income are restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization, which account for less than 1%, 4% and less than 2% of revenues, respectively.

•

The consolidated GAAP income tax rate is expected to be 19% for 2010. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, and intangible asset amortization, which collectively impact the tax rate by 2%, the consolidated non-GAAP income tax rate is expected to be 21% for 2010. The expected annual GAAP and non-GAAP income tax rates assume that the U.S. research and development tax credit will be re-enacted in 2010.

The following statements regarding 2010 financial results remain unchanged from the statements disclosed by EMC on April 21, 2010:

•	Transition costs to a more efficient cost structure are expected to be $50 million in 2010.

•	Total non-operating expense, which includes investment income, interest expense, and other expense, is expected to be $90 million in 2010.

•	EMC expects to repurchase up to $1.0 billion of the company’s common stock.

Supporting Resources

•	EMC will host its second-quarter 2010 earnings conference call today at 8:30 a.m. ET, which will be available on EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s second-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

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¹ Items excluded from the non-GAAP results are restructuring and acquisition-related charges, stock-based compensation expense and intangible amortization for the second quarter of 2010, and restructuring and other special charges, stock-based compensation expense and intangible amortization for the second quarter of 2009. See attached schedules for reconciliation of GAAP to non-GAAP.

2 Mid-tier platform products include hardware and software products from EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Avamar and EMC Atmos.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, RSA and Symmetrix are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; and (xiv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense, intangible amortization, and restructuring and other special charges) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
Product sales	$2,553,316	$2,005,270	$5,032,033	$3,974,390
Services	1,470,181	1,252,082	2,882,156	2,433,724

	4,023,497	3,257,352	7,914,189	6,408,114

Cost and expenses:
Cost of product sales	1,157,742	1,057,205	2,319,664	2,070,535
Cost of services	506,556	456,369	1,016,807	910,546
Research and development	477,725	397,881	912,658	781,174
Selling, general and administrative	1,283,651	1,051,204	2,544,935	2,075,977
Restructuring and acquisition-related charges	9,839	33,234	28,341	48,806

Operating income	587,984	261,459	1,091,784	521,076

Non-operating income (expense):
Investment income	32,103	31,343	63,635	71,187
Interest expense	(44,744)	(44,158)	(87,712)	(89,701)
Other income (expense), net	2,130	17	(6,891)	(10,741)

Total non-operating expense	(10,511)	(12,798)	(30,968)	(29,255)

Income before provision for income taxes	577,473	248,661	1,060,816	491,821
Income tax provision	136,976	38,045	232,629	75,860

Net income	440,497	210,616	828,187	415,961
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(14,281)	(5,384)	(29,267)	(16,660)

Net income attributable to EMC Corporation	$426,216	$205,232	$798,920	$399,301

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.21	$0.10	$0.39	$0.20

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.20	$0.10	$0.37	$0.20

Weighted average shares, basic	2,052,161	2,011,508	2,051,599	2,010,147

Weighted average shares, diluted	2,132,997	2,030,048	2,126,062	2,025,433

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2010

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

EMC Consolidated GAAP	$4,023,497	$1,664,298	$477,725	$1,283,651	$9,839	$587,984	$(10,511)	$577,473	$136,976	$440,497	$(14,281)	$426,216	$0.208	$0.199

Restructuring and acquisition-related charges	—	—	—	—	(9,839)	9,839	—	9,839	(1,700)	11,539	(1,167)	10,372	$0.005	$0.005

EMC Consolidated Adjusted (1)	4,023,497	1,664,298	477,725	1,283,651	—	597,823	(10,511)	587,312	135,276	452,036	(15,448)	436,588	$0.213	$0.204

Stock-based compensation expense	—	(25,085)	(61,349)	(74,989)	—	161,423	298	161,721	38,869	122,852	(11,026)	111,826	$0.054	$0.052

Intangible amortization	—	(34,016)	(6,252)	(31,695)	—	71,963	—	71,963	22,882	49,081	(1,239)	47,842	$0.023	$0.022

EMC Consolidated Non-GAAP (2)	$4,023,497	$1,605,197	$410,124	$1,176,967	$—	$831,209	$(10,213)	$820,996	$197,027	$623,969	$(27,713)	$596,256	$0.291	$0.279

EMC Information Infrastructure GAAP	$3,350,692	$1,546,238	$317,547	$993,317	$8,939	$484,651	$(5,507)	$479,144	$111,658	$367,486	$—	$367,486	$0.179	$0.172

Restructuring and acquisition-related charges	—	—	—	—	(8,939)	8,939	—	8,939	3,490	5,449	—	5,449	$0.003	$0.003

EMC Information Infrastructure Adjusted (3)	3,350,692	1,546,238	317,547	993,317	—	493,590	(5,507)	488,083	115,148	372,935	—	372,935	$0.182	$0.175

Stock-based compensation expense	—	(16,622)	(22,037)	(51,045)	—	89,704	224	89,928	24,621	65,307	—	65,307	$0.032	$0.031

Intangible amortization	—	(26,934)	(5,625)	(31,059)	—	63,618	—	63,618	21,003	42,615	—	42,615	$0.021	$0.020

EMC Information Infrastructure Non-GAAP (4)	$3,350,692	$1,502,682	$289,885	$911,213	$—	$646,912	$(5,283)	$641,629	$160,772	$480,857	$—	$480,857	$0.234	$0.225

VMware standalone GAAP	$673,904	$118,152	$161,756	$292,815	$—	$101,181	$(4,237)	$96,944	$22,406	$74,538	$—	$74,538	$0.036	$0.035

GAAP adjustments and eliminations	(1,099)	(92)	(1,578)	(2,481)	900	2,152	(767)	1,385	2,912	(1,527)	(14,281)	(15,808)	$(0.008)	$(0.008)

VMware within EMC GAAP (5)	672,805	118,060	160,178	290,334	900	103,333	(5,004)	98,329	25,318	73,011	(14,281)	58,730	$0.029	$0.027

Acquisition-related charges	—	—	—	—	(900)	900	—	900	(5,190)	6,090	(1,167)	4,923	$0.002	$0.002

VMware within EMC Adjusted (6)	672,805	118,060	160,178	290,334	—	104,233	(5,004)	99,229	20,128	79,101	(15,448)	63,653	$0.031	$0.029

Stock-based compensation expense	—	(8,463)	(39,312)	(23,944)	—	71,719	74	71,793	14,248	57,545	(11,026)	46,519	$0.023	$0.022

Intangible amortization	—	(7,082)	(627)	(636)	—	8,345	—	8,345	1,879	6,466	(1,239)	5,227	$0.003	$0.002

VMware within EMC Non-GAAP (7)	$672,805	$102,515	$120,239	$265,754	$—	$184,297	$(4,930)	$179,367	$36,255	$143,112	$(27,713)	$115,399	$0.056	$0.053

											Wtd. Average Share O/S		2,052,161	2,132,997

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2010

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(26,252)	$(26,252)	$(9,703)	$(16,549)	$—	$(16,549)	$(0.008)	$(0.008)
Transition costs (9)	—	559	1,311	8,708	—	(10,578)	—	(10,578)	(2,931)	(7,647)	—	(7,647)	$(0.004)	$(0.004)

	$—	$559	$1,311	$8,708	$—	$(10,578)	$(26,252)	$(36,830)	$(12,634)	$(24,196)	$—	$(24,196)	$(0.012)	$(0.011)

(1)	Represents EMC Consolidated GAAP excluding restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Other Special Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

EMC Consolidated GAAP	$3,257,352	$1,513,574	$397,881	$1,051,204	$33,234	$261,459	$(12,798)	$248,661	$38,045	$210,616	$(5,384)	$205,232	$0.102	$0.101

Restructuring and other special charges	—	—	—	—	(33,234)	33,234	—	33,234	5,915	27,319	—	27,319	$0.014	$0.013

EMC Consolidated Adjusted (1)	3,257,352	1,513,574	397,881	1,051,204	—	294,693	(12,798)	281,895	43,960	237,935	(5,384)	232,551	$0.116	$0.114

Stock-based compensation expense	—	(22,257)	(43,715)	(55,912)	—	121,884	—	121,884	26,863	95,021	(7,324)	87,697	$0.044	$0.043

Intangible amortization	—	(30,535)	(3,221)	(25,656)	—	59,412	—	59,412	20,426	38,986	(350)	38,636	$0.019	$0.019

EMC Consolidated Non-GAAP (2)	$3,257,352	$1,460,782	$350,945	$969,636	$—	$475,989	$(12,798)	$463,191	$91,249	$371,942	$(13,058)	$358,884	$0.178	$0.177

EMC Information Infrastructure GAAP	$2,802,239	$1,432,563	$277,756	$838,141	$33,234	$220,545	$(12,818)	$207,727	$31,286	$176,441	$—	$176,441	$0.088	$0.087

Restructuring and other special charges	—	—	—	—	(33,234)	33,234	—	33,234	5,915	27,319	—	27,319	$0.014	$0.013

EMC Information Infrastructure Adjusted (3)	2,802,239	1,432,563	277,756	838,141	—	253,779	(12,818)	240,961	37,201	203,760	—	203,760	$0.101	$0.100

Stock-based compensation expense	—	(15,224)	(17,267)	(34,665)	—	67,156	—	67,156	16,388	50,768	—	50,768	$0.025	$0.025

Intangible amortization	—	(27,778)	(3,221)	(25,144)	—	56,143	—	56,143	19,272	36,871	—	36,871	$0.018	$0.018

EMC Information Infrastructure Non-GAAP (4)	$2,802,239	$1,389,561	$257,268	$778,332	$—	$377,078	$(12,818)	$364,260	$72,861	$291,399	$—	$291,399	$0.145	$0.144

VMware standalone GAAP	$455,675	$81,146	$121,380	$215,150	$—	$37,999	$872	$38,871	$6,336	$32,535	$—	$32,535	$0.016	$0.016

GAAP adjustments and eliminations	(562)	(135)	(1,255)	(2,087)	—	2,915	(852)	2,063	423	1,640	(5,384)	(3,744)	$(0.002)	$(0.002)

VMware within EMC GAAP (5)	455,113	81,011	120,125	213,063	—	40,914	20	40,934	6,759	34,175	(5,384)	28,791	$0.014	$0.014

Stock-based compensation expense	—	(7,033)	(26,448)	(21,247)	—	54,728	—	54,728	10,475	44,253	(7,324)	36,929	$0.018	$0.018

Intangible amortization	—	(2,757)	—	(512)	—	3,269	—	3,269	1,154	2,115	(350)	1,765	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$455,113	$71,221	$93,677	$191,304	$—	$98,911	$20	$98,931	$18,388	$80,543	$(13,058)	$67,485	$0.034	$0.033

											Wtd. Average Share O/S		2,011,508	2,030,048

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended June 30, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Other Special Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted

Non-cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(26,780)	$(26,780)	$(8,385)	$(18,395)	$—	$(18,395)	$(0.009)	$(0.009)
Transition costs (8)	—	1,342	1,616	5,951	—	(8,909)	—	(8,909)	(2,341)	(6,568)	—	(6,568)	$(0.003)	$(0.003)

	$—	$1,342	$1,616	$5,951	$—	$(8,909)	$(26,780)	$(35,689)	$(10,726)	$(24,963)	$—	$(24,963)	$(0.012)	$(0.012)

(1)	Represents EMC Consolidated GAAP excluding restructuring and other special charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and other special charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding stock-based compensation expense and intangible amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(8)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	June 30, 2010	December 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,784,812	$6,302,499
Short-term investments	1,015,143	392,839
Accounts and notes receivable, less allowance for doubtful accounts of $45,668 and $47,414	1,976,311	2,108,575
Inventories	813,756	886,289
Deferred income taxes	583,425	564,174
Other current assets	372,856	283,926

Total current assets	10,546,303	10,538,302
Long-term investments	3,539,361	2,692,323
Property, plant and equipment, net	2,286,042	2,224,346
Intangible assets, net	1,144,649	1,185,632
Goodwill	9,434,792	9,210,376
Other assets, net	1,060,304	961,024

Total assets	$28,011,451	$26,812,003

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$824,579	$899,298
Accrued expenses	1,959,340	1,944,210
Income taxes payable	85,550	41,691
Deferred revenue	2,541,030	2,262,968

Total current liabilities	5,410,499	5,148,167
Income taxes payable	246,469	235,976
Deferred revenue	1,551,084	1,373,798
Deferred income taxes	568,455	708,378
Long-term convertible debt	3,156,376	3,100,290
Other liabilities	176,342	184,920

Total liabilities	11,109,225	10,751,529

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued 2,053,517 and 2,052,441 shares	20,535	20,524
Additional paid-in capital	3,829,433	3,875,791
Retained earnings	12,558,209	11,759,289
Accumulated other comprehensive loss, net	(144,859)	(105,722)

Total EMC Corporation’s shareholders’ equity	16,263,318	15,549,882
Non-controlling interest in VMware, Inc.	638,908	510,592

Total shareholders’ equity	16,902,226	16,060,474

Total liabilities and shareholders’ equity	$28,011,451	$26,812,003

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Cash received from customers	$8,495,542	$6,951,380
Cash paid to suppliers and employees	(6,291,713)	(5,348,576)
Dividends and interest received	54,219	73,448
Interest paid	(38,251)	(35,900)
Income taxes paid	(145,591)	(202,273)

Net cash provided by operating activities	2,074,206	1,438,079

Cash flows from investing activities:
Additions to property, plant and equipment	(301,192)	(205,512)
Capitalized software development costs	(185,634)	(151,774)
Purchases of short and long-term available-for-sale securities	(2,929,754)	(3,315,606)
Sales of short and long-term available-for-sale securities	1,244,979	2,730,097
Maturities of short and long-term available-for-sale securities	178,201	348,483
Purchase of Data Domain common stock	—	(65,000)
Business acquisitions, net of cash acquired	(348,846)	(98,860)
Increase in strategic and other related investments	(5,812)	(107,055)

Net cash used in investing activities	(2,348,058)	(865,227)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	317,300	84,028
Issuance of VMware’s common stock from the exercise of stock options	215,907	81,606
EMC repurchase of EMC’s common stock	(517,370)	—
EMC purchase of VMware’s common stock	(198,087)	—
VMware repurchase of VMware’s common stock	(144,500)	—
Payments on securities lending	—	(152,196)
Excess tax benefits from stock-based compensation	111,807	6,715
Payment of long-term and short-term obligations	(3,515)	(19,364)
Proceeds from long-term and short-term obligations	1,116	1,116

Net cash (used in) provided by financing activities	(217,342)	1,905

Effect of exchange rate changes on cash	(26,493)	4,318

Net (decrease) increase in cash and cash equivalents	(517,687)	579,075
Cash and cash equivalents at beginning of period	6,302,499	5,843,685

Cash and cash equivalents at end of period	$5,784,812	$6,422,760

Reconciliation of net income to net cash provided by operating activities:

Net income	$828,187	$415,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	566,439	509,066
Non-cash interest expense on convertible debt	52,172	53,079
Non-cash restructuring and other special charges	999	9,300
Stock-based compensation expense	319,397	234,531
Provision for doubtful accounts	11,358	7,219
Deferred income taxes, net	(101,930)	60,067
Excess tax benefits from stock-based compensation	(111,807)	(6,715)
Other	2,399	450
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	163,646	391,899
Inventories	13,598	(9,910)
Other assets	(104,326)	(37,540)
Accounts payable	(84,470)	(27,915)
Accrued expenses	(63,195)	(134,894)
Income taxes payable	188,968	(186,480)
Deferred revenue	406,349	144,148
Other liabilities	(13,578)	15,813

Net cash provided by operating activities	$2,074,206	$1,438,079

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Six Months Ended		Twelve Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
EMC Consolidated

Cash flow from Operations	$2,074,206	$1,438,079	$3,970,512	$3,466,298

Capital Expenditures	(301,192)	(205,512)	(507,259)	(574,962)

Capitalized Software	(185,634)	(151,774)	(338,380)	(327,899)

Free Cash Flow	$1,587,380	$1,080,793	$3,124,873	$2,563,437

EMC Corporation

Reconciliation of GAAP to Non-GAAP Tax Rate

(in thousands)

Unaudited

For the three months ended June 30, 2010

	Income Before Tax	Tax Provision	Tax Rate

EMC Consolidated GAAP	$577,473	$136,976	24%
Stock-based compensation expense	161,721	38,869	24%
Intangible asset amortization	71,963	22,882	32%
Restructuring and acquisition-related charges	9,839	(1,700)	-17%

EMC Consolidated Non-GAAP	$820,996	$197,027	24%

EMC Corporation

Reconciliation of Gross Margin GAAP to Non-GAAP

(in thousands)

Unaudited

EMC Consolidated

Gross Margin GAAP	$2,359,199
Stock-based compensation expense	25,085
Intangible asset amortization	34,016

Gross Margin Non-GAAP	$2,418,300

Revenues	$4,023,497
% GAAP	58.6%
% Non-GAAP	60.1%

EMC Corporation

Reconciliation of Operating Margin GAAP to Non-GAAP

(in thousands)

Unaudited

EMC Consolidated

Operating Margin GAAP	$587,984
Restructuring and acquisition-related charges	9,839
Stock-based compensation expense	161,423
Intangible asset amortization	71,963

Operating Margin Non-GAAP	$831,209

Revenues	$4,023,497
% GAAP	14.6%
% Non-GAAP	20.7%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	YTD 2009	Q1 2010	Q2 2010
Storage:
Product Revenue	$1,572,408	$1,632,309	$1,818,230	$2,175,104	$7,198,051	$2,017,314	$2,076,855
Services Revenue	790,932	842,558	880,807	947,061	3,461,358	901,781	922,067

Total Storage Revenue	$2,363,340	$2,474,867	$2,699,037	$3,122,165	$10,659,409	$2,919,095	$2,998,922

Information Intelligence Group:
Product Revenue	$58,710	$60,792	$58,209	$83,125	$260,836	$63,662	$62,329
Services Revenue	115,605	119,445	118,979	124,724	478,753	114,502	116,105

Total Information Intelligence Group Revenue	$174,315	$180,237	$177,188	$207,849	$739,589	$178,164	$178,434

Security:
Product Revenue	$80,671	$84,080	$84,080	$91,441	$340,272	$85,814	$90,876
Services Revenue	62,035	63,055	68,420	72,168	265,678	75,654	82,460

Total Security Revenue	$142,706	$147,135	$152,500	$163,609	$605,950	$161,468	$173,336

EMC Information Infrastructure:
Product Revenue	$1,711,789	$1,777,181	$1,960,519	$2,349,670	$7,799,159	$2,166,790	$2,230,060
Services Revenue	968,572	1,025,058	1,068,206	1,143,953	4,205,789	1,091,937	1,120,632

Total EMC Information Infrastructure Revenue	$2,680,361	$2,802,239	$3,028,725	$3,493,623	$12,004,948	$3,258,727	$3,350,692

VMware:
Product Revenue	$257,331	$228,089	$240,062	$303,504	$1,028,986	$311,927	$323,256
Services Revenue	213,070	227,024	248,843	303,039	991,976	320,038	349,549

Total VMware Revenue	$470,401	$455,113	$488,905	$606,543	$2,020,962	$631,965	$672,805

Consolidated Revenues:
Product Revenue	$1,969,120	$2,005,270	$2,200,581	$2,653,174	$8,828,145	$2,478,717	$2,553,316
Services Revenue	1,181,642	1,252,082	1,317,049	1,446,992	5,197,765	1,411,975	1,470,181

Total Consolidated Revenues	$3,150,762	$3,257,352	$3,517,630	$4,100,166	$14,025,910	$3,890,692	$4,023,497

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(3.5)%	(3.7)%	(1.3)%	2.5%	(1.4)%	2.4%	0.04%

EMC Corporation

Reconciliation of EMC's Compounded Annual Growth Rate

Unaudited

	Actual 2004	Forecasted 2010	Forecasted CAGR
GAAP diluted earnings per share	$0.36	$0.84	15%

Restructuring and acquisition-related charges	0.01	0.02	9%

Stock-based compensation expense	0.02	0.23	55%

Intangible asset amortization	0.03	0.09	21%

Non-GAAP diluted earnings per share	$0.41	$1.18	19%

Schedule may not add due to rounding